MACROCHEM CORPORATION
                              110 HARTWELL AVENUE
                         LEXINGTON, MASSACHUSETTS 02421
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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 28, 2001
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     The  undersigned  hereby  appoints  Robert  J.  Palmisano  and  Bernard  R.
Patriacca, or either of them, with power of substitution to each, proxies to vote at the Annual Meeting of Stockholders of MacroChem Corporation, to be held on June 28, 2001 at the offices of Ropes & Gray, One International Place, 36th Floor, Boston, Massachusetts, at 10:00 a.m., local time, or at any adjournment thereof, all of the shares of Common Stock, par value $.01 per share, of MacroChem Corporation that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the followig matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.

     This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). If no contrary direction is made, this proxy will be voted FOR the election of all nominees for director named on the reverse, FOR the ratification of the selection of Deloitte & Touche LLP as auditors for the fiscal year ending December 31, 2001, FOR the approval of the 2001 Incentive Plan and in the discretion of the named proxies as to any other matter that may properly come before the meeting.

1.   Election of Directors:     FOR all nominees        _____
                                AGAINST all nominees    _____

     The undersigned hereby GRANTS authority to elect the following nominees as Directors. Instruction: To withhold authority to vote for any individual nominee, draw a line through that nominee's name.

     Nominee:   Robert J. Palmisano
                John L. Zabriskie
                Peter G. Martin
                Michael A. Davis
                Robert J. DeLuccia
                Paul S. Echenberg

2. To ratify the appointment of Deloitte & Touche LLP, as independent auditors for the Corporation for the fiscal year ending December 31, 2001.

     FOR _____          AGAINST _____           ABSTAIN _____

3.   To approve the Corporation's 2001 Incentive Plan.

     FOR _____          AGAINST _____           ABSTAIN _____

4. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

Please check the box at right if you plan to attend meeting in person.  _____

SIGNATURE
Title (if any)______________________________________________DATE______________

SIGNATURE
Title (if any)______________________________________________DATE______________

NOTE: Please sign exactly as name appears on this card. All joint owners should sign. When signing as executor, attorney, administrator or guardian or as a custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate signer's office. If a partnership, sign in the partnership name.